--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.     )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        JEAN PHILIPPE FRAGRANCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required

/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid: $125.00

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         JEAN PHILIPPE FRAGRANCES, INC.
                                551 FIFTH AVENUE
                            NEW YORK, NEW YORK 10176
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 AUGUST 1, 1997

TO THE STOCKHOLDERS:

     Notice is hereby given that the annual meeting of stockholders (the 'Annual Meeting') of Jean Philippe Fragrances, Inc. (the 'Company') has been called for and will be held at 10:00 A.M., New York City Time, on Friday, August 1, 1997, at the offices of the Company, 551 Fifth Avenue, New York, New York 10176 for the following purposes:

          1. To elect a Board of Directors consisting of seven (7) directors to hold office until the next Annual Meeting and until their successors shall have been elected and qualify;

          2. To approve the adoption of the Company's 1997 Nonemployee Director Stock Option Plan;

          3. To ratify the appointment by the Board of Directors of Richard A. Eisner & Company, to serve as the independent certified public accountants for the current fiscal year; and

          4. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on June 26, 1997 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 551 Fifth Avenue, New York, New York 10176, for ten (10) days prior to August 1, 1997.

                                              By Order of the Board of Directors

                                                              Henry E. Dominitz,
                                                                       Secretary

Dated: June 27, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

                         JEAN PHILIPPE FRAGRANCES, INC.
                                PROXY STATEMENT
                                    GENERAL

     This proxy statement is furnished by the Board of Directors of Jean Philippe Fragrances, Inc., a Delaware corporation (the 'Company'), with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on August 1, 1997 and at any adjournments thereof (the 'Annual Meeting'). This proxy statement will be mailed to stockholders beginning approximately June 27, 1997. If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, or by a stockholder voting in person at the Annual Meeting.

     All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of seven (7) directors; FOR the approval of the Company's 1997 Nonemployee Director Stock Option Plan; FOR the ratification of the selection by the Board of Directors of Richard A. Eisner & Company, as the independent certified public accountants of the Company.

     A copy of the annual report of the Company for fiscal year ended December 31, 1996, which contains financial statements audited by the Company's independent certified public accountants, accompanies this proxy statement.

     The cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegraph, or cable. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

                             VOTING SECURITIES AND
                           PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on June 26, 1997 as the record date (the 'Record Date') for the determination of stockholders entitled to notice of, and to vote at the Annual Meeting. Only stockholders on the Record Date will be able to vote at the Annual Meeting.

     As of the Record Date, 9,520,481 shares of the Company's common stock, $.001 par value per share ('Common Stock') are outstanding, and each share will be entitled to one (1) vote, with no shares having cumulative voting rights. Holders of shares of Common Stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented at the Annual Meeting is required for approval of each matter which will be submitted to stockholders. The Company also has 1,000,000 shares of Preferred Stock, $.001 par value per share authorized, none of which are outstanding.

     Management of the Company has been informed that the affiliates of the Company intend to vote in favor of the proposals contained herein, and therefore, such proposals are likely to pass. Management knows of no business other than those specified in Items 1, 2 and 3 of the Notice of Annual Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

     The following table sets forth information, as of the Record Date with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock:

                                                     AMOUNT OF      APPROXIMATE
                NAME AND ADDRESS                     BENEFICIAL       PERCENT
               OF BENEFICIAL OWNER                  OWNERSHIP(1)     OF CLASS
-------------------------------------------------   ------------    -----------
                                                      3,237,236(2)      32.0%
Jean Madar
  c/o Inter Parfums, S.A.
  4, Rond Point Des Champs Elysees
  75008 Paris, France
                                                      2,917,236(3)      28.8%
Philippe Benacin
  c/o Inter Parfums, S.A.
  4, Rond Point Des Champs Elysees
  75008 Paris, France
                                                        774,900(4)       8.1%
FMR Corp., Fidelity
  Management & Research
  Company and Fidelity Low-
  Priced Stock Fund
  82 Devonshire Street,
  Boston, MA 02109

------------
(1) All shares of common stock are directly held unless otherwise stated.
(2) Consists of 2,638,049 shares held directly and options to purchase 599,187 shares.
(3) Consists of 2,318,049 shares held directly and options to purchase 599,187 shares.
(4) Information is derived forth in a Schedule 13g dated February 14, 1997 of Fidelity Management & Research Company ('Fidelity'), a wholly-owned subsidiary of FMR Corp., FMR Corp. and Fidelity low-price stock fund ('Fidelity Fund'). Fidelity is a registered investment advisor to various investment companies, including Fidelity Fund, which is listed as a beneficial owner. Edward C. Johnson, 3rd, and members of his family are control persons of fmr and therefore also listed as beneficial owners of the shares of common stock of the Company.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

GENERAL

     The members of the Board of Directors are each elected for a one-year term or until their successors are elected and qualify with a plurality of votes cast in favor of their election. The Board of Directors initially consisted of five
(5) persons during fiscal year ended December 31, 1996 ('Fiscal 1996'), was expanded to six (6) by the addition of Mr. Jean Levy in August 1996, and to seven (7) persons in March 1997 by the addition of Mr. Robert Bensoussan-Torres. The remaining five (5) Directors, Messrs. Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn and Joseph A. Caccamo, were elected by the stockholders at the company's last annual meeting of stockholders held in July 1996. All seven (7) members of the board are nominees for re-election to the board at the 1997 annual meeting.

     With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. See 'Executive Compensation--Employment Agreements'. There are no family relationships between executive officers or directors of the Company.

     Messrs. Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn, Joseph A. Caccamo, Jean Levy and Robert Bensoussan-Torres are nominees for election as directors. Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. If any nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

BOARD OF DIRECTORS

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although certain directors are not involved in day-to-day operating details, members of the Board are kept informed of the Company's business by various reports and documents made available to them. The Board of Directors held nine (9) meetings, including meetings of committees of the full Board (or executed consents in lieu thereof) in fiscal 1996, and all of the directors attended at least 75% of the meetings of the Board and committee meetings of which they were a member. The Board of Directors has the following standing committees: audit committee (to review the results of the audits performed by the Company's independent accountants, as well as reviewing recommendations, if any, made by the independent accountants), the stock option committee (to administer the Company's stock option plans) and the executive compensation committee, which oversees the compensation of executives of the Company. During fiscal 1996, the stock option committee initially consisted of Messrs. Heilbronn and Caccamo, and subsequently consisted of Messrs. Heilbronn and Levy; initially the Audit Committee consisted solely of Mr. Caccamo, and then of Messrs. Francois Heilbronn, Jean Levy and Joseph A. Caccamo; and the executive compensation committee consisted initially of Messrs. Heilbronn and Caccamo, before the addition of Mr. Levy thereto.

     In Fiscal 1996, the stock option committee took action by the execution of one (1) written consent in lieu of one (1) meeting, but the audit committee did not hold any formal meetings. However, prior to the change in the composition of the audit committee, Mr. Caccamo, on behalf of audit committee, met with the Company's independent certified public accountants to discuss the process and results of the audit. Additionally in fiscal 1996, the executive compensation committee took action by the execution of one (1) written consent in lieu of one
(1) meeting. See 'Compensation Committee Interlocks and Insider Participation' and 'Report on Executive Compensation,' infra.

     The following table sets forth information, as of the Record Date with respect to the beneficial ownership of the Company's Common Stock by the executive officers and directors of the Company and the directors and officers of the Company as a group:

                                                                 AMOUNT OF          APPROXIMATE
                      NAME AND ADDRESS                           BENEFICIAL           PERCENT
                     OF BENEFICIAL OWNER                        OWNERSHIP(1)         OF CLASS
-------------------------------------------------------------   ------------       -------------

Jean Madar                                                        3,237,236(2)         32.0%
c/o Inter Parfums, S.A.
4, Rond Point Des Champs Elysees
75008 Paris, France

Philippe Benacin                                                  2,917,236(3)         28.8%
c/o Inter Parfums, S.A.
4, Rond Point Des Champs Elysees
75008 Paris, France

                                                                 AMOUNT OF          APPROXIMATE
                      NAME AND ADDRESS                           BENEFICIAL           PERCENT
                     OF BENEFICIAL OWNER                        OWNERSHIP(1)         OF CLASS
-------------------------------------------------------------   ------------       -------------

Russell Greenberg                                                    48,000(4)     Less than 1%
c/o Jean Philippe Fragrances, Inc.

551 Fifth Avenue
New York, NY 10176

Francois Heilbronn                                                    9,500(5)     Less than 1%
12 Rue Pierre Leroux
75007 Paris, France

Joseph A. Caccamo                                                    22,500(6)     Less than 1%
1001 Yamato Road, Suite 403
Boca Raton, FL 33431

Jean Levy                                                             3,000        Less than 1%
91 Rue Lauriston
75116 Paris, France

Robert Bensoussan-Torres                                              2,000        Less than 1%
c/o Christian Lacroix
73 Rue du Faubourg St. Honore
75008 Paris, France

Bruce Elbilia                                                        51,000(7)     Less than 1%
c/o Jean Philippe Fragrances, Inc.
551 Fifth Avenue
New York, NY 10176

Wayne C. Hamerling                                                   61,000(8)     Less than 1%
c/o Jean Philippe Fragrances, Inc.
551 Fifth Avenue
New York, NY 10176

Jaime Resnik                                                         35,500(9)     Less than 1%
c/o Jean Philippe Fragrances, Inc.
551 Fifth Avenue
New York, NY 10176

All Directors and Officers                                        6,386,972(10)        58.4%
as a Group (10 Persons)

------------
(1)  All shares of Common Stock are directly held unless otherwise stated.
(2) Consists of 2,638,049 shares held directly and options to purchase 599,187 shares.
(3) Consists of 2,318,049 shares held directly and options to purchase 599,187 shares.
(4)  Consists of options to purchase shares of Common Stock.
(5) Consists of 4,500 shares held directly and options to purchase 5,000 shares of Common Stock.
(6)  Consists of options to purchase shares of Common Stock.
(7)  Consists of options to purchase shares of Common Stock.
(8) Consists of 10,000 shares held directly and options to purchase 51,000 shares of Common Stock.
(9)  Consists of options to purchase shares of Common Stock.
(10) Consists of 4,970,598 shares held directly and options to purchase

     1,416,374 shares of Common Stock.

     As of March 31, 1997, the executive officers and directors of the Company were as follows:

NAME                                            POSITION
----------------------------------------------  ----------------------------------------------
Jean Madar                                      Chairman of the Board and Chief
                                                Executive Officer of Jean Philippe
                                                and Director General of Inter Parfums

Philippe Benacin                                Vice Chairman of the Board and
                                                President of Jean Philippe and
                                                President of Inter Parfums

Russell Greenberg                               Director, Executive Vice President
                                                and Chief Financial Officer

Francois Heilbronn                              Director

Joseph A. Caccamo                               Director

Jean Levy                                       Director

Robert Bensoussan-Torres                        Director

Bruce Elbilia                                   Executive Vice President

Wayne C. Hamerling                              Executive Vice President

Jaime Resnik                                    Executive Vice President

     The directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the Board of directors. See 'Executive Compensation--Employment Agreement'. There are no family relationships between executive officers or directors of the Company.

     The following sets forth biographical information as to the business experience of each executive officer and director of the Company for at least the past five (5) years.

  Jean Madar

     Jean Madar, age 36, a Director, has been the Chairman of the Board of Directors (since inception), and a co-founder of the Company with Mr. Benacin. From inception until December 1993 he was the President of the Company; in

January 1994 he became Director General of Inter Parfums; and in January 1997 he became Chief Executive Officer of the Company. Mr. Madar was previously the managing director of Inter Parfums, from September 1983 until June 1985. At Inter Parfums, he had the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French Higher School of Economic and Commercial Sciences (ESSEC) in 1983.

  Philippe Benacin

     Mr. Benacin, age 38, a Director, has been the Vice Chairman of the Board since September 1991, and is a co-founder of the Company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of the Company in January 1994. In addition, has been the President of Inter Parfums for more than the past five (5) years. Mr. Benacin graduated from The French Higher School of Economic and Commercial Sciences (ESSEC) in 1983.

  Russell Greenberg

     Mr. Greenberg, age 40, the Chief Financial Officer, was Vice-President, Finance when he joined the Company in June 1992; became Executive Vice President in April 1993; and was appointed to the Board of Directors in February 1995. He is a certified public accountant licensed in the State of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Since graduating from The Ohio State University in 1980, he has been employed in public accounting. From July 1987 through June 1992, he was with Richard A. Eisner & Company, the independent accountants of the Company.

  Francois Heilbronn

     Mr. Heilbronn, age 36, a Director, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently working as a consultant for the firm of M.M. Friedrich, Heilbronn & Fiszer, of which he is a partner. He was formerly employed by The Boston Consulting Group, Inc. from 1986 through 1991 as a management consultant. He graduated from Institut D' Etudes Politiques De Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co.

  Joseph A. Caccamo

     Mr. Caccamo, age 42 and who has been a practicing attorney since 1981, is a Director and general counsel to the Company. From May 1987 through February 1991, he was an associate of Parker Chapin Flattau & Klimpl, New York City, and from February 1991 through August 1991, he was of counsel to Brandeis, Bernstein & Wasserman, New York City. In September 1991 he became counsel to the Company through a predecessor firm, Joseph A. Caccamo Attorney at Law, P.C. He is also a director of Hydron Technologies, Inc., a company primarily engaged in the development of cosmetic/personal care products, which has its common stock listed on The Nasdaq Stock Market.


  Jean Levy

     Jean Levy, age 64, a Director since August 1996, worked for twenty-seven
(27) years at L'Oreal, and was the President and Chief Executive Officer of Cosmair, the exclusive United States licensee of L'Oreal from 1983 through June 1987. In addition, he is the former President and Chief Executive Officer of Sanofi Beaute (France). For the past five years, Mr. Levy has been an independent advisor as well as a consultant for economic development to local governments in France. A graduate of 'l'Institut d'Etudes Politiques de Paris,' he also attended Yale Graduate School and was a recipient of a Fulbright Scholarship. He was also a Professor at 'l'Institut d'Etudes Politiques de Paris'.

  Robert Bensoussan-Torres

     Robert Bensoussan-Torres, age 39, has been the Chief Executive Office of Christian Lacroix, Paris, a subsidiary of LVMH Group, since February 1993. Christian Lacroix is a French Houte Couture House and has activities in the field of apparel, accessories and fragrances. From December 1990 through January 1993 he was based in Munich, Germany, as the International Sales Director of The Escada Group.

  Bruce Elbilia

     Mr. Elbilia, age 37, Executive Vice President joined the Company in June 1986 as the National Sales Director, and from that time until 1994, he was in charge of the Company's marketing efforts. In 1994 Mr. Elbilia became head of international sales and marketing for Jean Philippe, and has expanded Jean Philippe's export sales to South America, the Middle East and Eastern Europe. Mr. Elbilia received a Bachelor of Business Administration degree, with a major in International Business/Marketing from George Washington University in Washington, D.C., which he attended from 1977-1981.

  Wayne C. Hamerling

     Mr. Hamerling, age 40, was Vice President, Sales, from May 1987 through April 1993, when he became Executive Vice President. Mr. Hamerling has over fifteen (15) years experience in the fragrance and cosmetic business. From 1980 through 1983 he was employed by Rite Aid Drug Stores; from 1983 through 1985, he was the Senior Buyer for Valley Fair Stores, and from 1985 through May 1987, he was the National Sales Manager for Happy Valley Fragrances.

  Jaime Resnik

     Mr. Resnik, age 36, became an Executive Vice President in July 1994, and is in charge of operations. He joined the Company in April 1992 as Operations Manager in charge of production and planning. From October 1988 through April 1991, Mr. Resnik was the Licensing Audit Manager for Jordache Enterprises, with responsibility for auditing approximately thirty (30) licensees with sales in excess of $250 million. From April 1991 through April 1992, Mr. Resnik was the Director of International Licensing for Jordache Enterprises, with responsibility for overseeing the licensing activities of approximately fifty

(50) licensees world wide. Mr. Resnik graduated with honors from the University of Miami in 1983 with a B.A. in management.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation awarded to, earned by or paid to, the Company's Chief Executive Officer and each of the four
(4) most highly compensated executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during fiscal years ended December 31, 1996, December 31, 1995 and December 31, 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM AWARDS
                                                  ANNUAL COMPENSATION                   ---------------------------
                                    ------------------------------------------------    SECURITIES
            NAME AND                                                  OTHER ANNUAL      UNDERLYING      ALL OTHER
       PRINCIPAL POSITION           YEAR    SALARY($)    BONUS($)    COMPENSATION($)    OPTIONS(#)    COMPENSATION
---------------------------------   ----    ---------    --------    ---------------    ----------    -------------
Jean Madar,(1)                      1996      210,700      -0-            30,500(2)        33,500          -0-
  Chairman of the Board, Chief      1995      175,800      -0-            20,800(3)       100,000          -0-
  Executive Officer of Jean         1994      133,250      -0-           905,225(4)       100,000          -0-
  Philippe and Director General
  of Inter Parfums
Philippe Benacin,(5)                1996      101,000      17,200         82,844(6)        33,500          -0-
  Chief Executive Officer,          1995       96,000      -0-           681,200(7)       100,000          -0-
  President of Jean Philippe and    1994       81,360      -0-            28,205(8)       100,000          -0-
  President of
  Inter Parfums
Russell Greenberg,(9)               1996      200,000       4,500          2,042            6,000          -0-
  Executive Vice President and      1995      182,500       4,500          2,219            9,000          -0-
  Chief Financial Officer           1994      153,500       4,750            960            4,000          -0-
Bruce Elbilia,(10)                  1996      168,000       4,571         58,994(11)        6,000          -0-
  Executive Vice President          1995      168,000      18,500         56,510(12)        9,000          -0-
                                    1994      158,500       3,500         31,124(13)        4,000          -0-
Terrence H. Augenbraun,(14)         1996      165,804      -0-           100,000(15)       -0-             -0-
  Executive Vice President          1995      165,804      28,500        100,000(16)        9,000          -0-
                                    1994       93,876      28,500         58,333(17)       11,334          -0-
Wayne C. Hamerling,(18)             1996      157,004       3,500         74,903(19)        6,000          -0-
  Executive Vice President          1995      157,004       3,500         86,974(20)        9,000          -0-
                                    1994      155,949       3,500         66,106(21)        4,000          -0-

------------------
 (1) Mr. Madar became Chief Executive Officer in January 1997. As of December 31, 1996, Mr. Madar held 2,638,049 restricted shares of Common Stock, with an aggregate value of $17,147,318 based upon the closing price of the

     Company's Common Stock as reported by the Nasdaq Stock Market, National Market system, of $6.50.
 (2) Consists of lodging expenses.
 (3) Consists of lodging expenses.
 (4) Consists of noncash compensation attributable to the difference between the exercise price and the value of certain restricted shares of Common Stock acquired upon the exercise of stock options.
 (5) Mr. Benacin was elected President of the Company in January 1994 and was the Chief Executive Officer in 1994, 1995 and 1996. Compensation figures for Mr. Benacin are approximate, as he is paid in French francs, and conversion into U.S. dollars was made at the average exchange rates prevailing during the respective periods. As of December 31, 1996, Mr. Benacin held 2,318,049 restricted shares of Common Stock, with an aggregate value of $15,067,318 based upon the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market, National Market system, of $6.50.
 (6) Consists of noncash compensation of $52,334 attributable to the difference between the exercise price and the value of certain restricted shares of Common Stock acquired upon the exercise of stock options; approximately $2,300 for automobile expenses and $28,200 for lodging expenses.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

 (7) Consists of noncash compensation of $650,000 attributable to the difference between the exercise price and the value of certain restricted shares of Common Stock acquired upon the exercise of stock options; approximately $2,400 for automobile expenses and $28,800 for lodging expenses.

 (8) Consists of approximately $2,170 for automobile expenses and $26,035 for lodging expenses.

 (9) Mr. Greenberg held no restricted shares of Common Stock as of December 31, 1996.

(10) As of December 31, 1996, Mr. Elbilia held 12,000 restricted shares of Common Stock, with an aggregate value of $78,000 based upon the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market, National Market system, of $6.50.

(11) Consists of selling commissions.

(12) Consists of selling commissions.

(13) Consists of selling commissions.

(14) Mr. Augenbraun left the employ of the Company in January 1997. As of December 31, 1996, Mr. Augenbraun held 1,334 restricted shares of Common Stock with an aggregate value of $8,671 based upon the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market system, of

     $6.50.

(15) Consists of selling commissions.

(16) Consists of selling commissions.

(17) Consists of selling commissions.

(18) As of December 31, 1996, Mr. Hamerling held 10,000 restricted shares of Common Stock, with an aggregate value of $65,000 based upon the closing price of the Company's Common Stock as reported by the Nasdaq Stock Market, National Market system, of $6.50.

(19) Consists of selling commissions of $70,067 and non cash compensation of $4,836 equal to the value of personal use of a company leased automobile.

(20) Consists of selling commissions equal to $82,160 and noncash compensation of $4,814 equal to the value of personal use of a Company leased automobile.

(21) Consists of selling commissions equal to $62,749 and noncash compensation of $3,357 equal to the value of personal use of a Company leased automobile.

     The following table sets forth certain information relating to stock option grants during Fiscal 1996 to the Company's Chief Executive Officer and each of the four (4) most highly compensated executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during fiscal year ended December 31, 1996:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUALIZED GRANTS
--------------------------------------------------------------------------------------------
                                         NUMBER OF     % OF TOTAL
                                        SECURITIES    OPTIONS/SARS    EXERCISE
                                        UNDERLYING     GRANTED TO     OR BASE
                                          OPTIONS     EMPLOYEES IN     PRICE      EXPIRATION
                 NAME                   GRANTED (#)   FISCAL YEAR      ($/SH)        DATE
--------------------------------------  -----------   ------------   ----------   ----------
Jean Madar............................     33,500            25%       $ 6.50      12/15/01
Philippe Benacin......................     33,500            25%       $ 6.50      12/15/01
Russell Greenberg.....................      6,000             4%       $ 6.50      12/15/01
Bruce Elbilia.........................      6,000             4%       $ 6.50      12/15/01
Wayne Hamerling.......................      6,000             4%       $ 6.50      12/15/01




                                                          POTENTIAL REALIZED VALUE
                                                           AT ASSUMED ANNUAL RATES
                                                                OF STOCK PRICE
                                                         APPRECIATION FOR OPTION TERM
                                         -----------------------------------------------------------
                 NAME                         FIVE (5%) PERCENT              TEN (10%) PERCENT
--------------------------------------   ----------------------------   ----------------------------
Jean Madar............................               60,160                    132,939
Philippe Benacin......................               60,160                    132,939
Russell Greenberg.....................               10,775                     23,810
Bruce Elbilia.........................               10,775                     23,810
Wayne Hamerling.......................               10,775                     23,810

     The following table sets forth certain information relating to option exercises effected during Fiscal 1996, and the value of options held as of such date by each of the Chief Executive Officer and the four (4) most highly compensated executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during fiscal year ended December 31, 1996:

                   AGGREGATE OPTION EXERCISES FOR FISCAL 1996
                           AND YEAR END OPTION VALUES

                                                                         NUMBER OF UNEXERCISED    VALUE(1) OF UNEXERCISED
                                                                          OPTIONS AT DECEMBER     IN-THE-MONEY OPTIONS AT
                                                                             31, 1996 (#)          DECEMBER 31, 1996 ($)
                                                                         ---------------------    ------------------------
                                      SHARES ACQUIRED     VALUE ($)          EXERCISABLE/               EXERCISABLE/
               NAME                     ON EXERCISE      REALIZED(2)         UNEXERCISABLE             UNEXERCISABLE
-----------------------------------   ---------------    ------------    ---------------------    ------------------------
Jean Madar.........................       -0-                NA                629,187/0                   $ 0/$0
Philippe Benacin...................     18,000             $52,334             629,187/0                   $ 0/$0
Russell Greenberg..................       -0-                NA                 39,000/0                   $ 0/$0
Bruce Elbilia......................       -0-                NA                 42,000/0                   $ 0/$0
Wayne C. Hamerling.................       -0-                NA                 42,000/0                   $ 0/$0

------------------
(1) Total value of unexercised options is based upon the fair market value of the Common Stock as reported by the Nasdaq Stock Market of $6.50 on December 31, 1996.
(2) Value realized in dollars is based upon the difference between the fair market value of the Common Stock on the date of exercise, and the exercise price of the option.

  Employment Agreements

     As part of the acquisition by the Company of the controlling interest in Inter Parfums in 1991, the Company entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of IP Holdings and its subsidiary, Inter Parfums. The initial term expired on September 2, 1992, and has subsequently been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days notice. Mr. Benacin is entitled to receive an annual salary is 600,000ff (approximately US$120,000) together with 5,000ff per month (approximately US$1,000) for lodging expenses, both of which are subject to increases in the discretion of the Board of Directors. In addition he is to receive a nonaccountable expense allowance of 1,200ff (approximately US$240) per week and reimbursement for all out-of-pocket expenses associated with the acquisition, operation and maintenance of an automobile. The agreement also provides for indemnification and a covenant not to compete for one (1) year after termination of employment.

  Compensation of Directors

     Each of Mr. Robert Bensoussan-Torres and Mr. Levy receives $1,000 for each board meeting at which they participate. Mr. Caccamo receives $500 for each board meeting at which he participates.

     On January 14, 1994, the Board of Directors of the Company adopted the 1994 Nonemployee Stock Option Plan (the '1994 Plan'). The purpose of the 1994 Plan is to assist the Company in attracting and retaining key directors who are responsible for continuing growth and success of the Company. The 1994 Plan was approved by the stockholders of the Company on July 8, 1994.

     The 1994 Plan provides for the grant of nonqualified stock options to nonemployee directors to purchase an aggregate of 25,000 shares of Common Stock.

     Options to purchase 1,000 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date, except for Joseph A. Caccamo, who is granted options to purchase 4,000 shares. Further, options to purchase 1,000 shares are to be granted to persons who become nonemployee directors at the time they become nonemployee directors. The exercise price of all options granted or to be granted under the 1994 Plan is to be equal to the fair market value of the Company's Common Stock on the date of grant, and the term of each option shall be for a five (5) year period, subject to earlier termination as set forth in the 1994 Plan.

     In accordance with the terms of the 1994 Plan, options to purchase shares of common stock were granted at the then fair market value, as follows: On August 27, 1996, 1,000 shares were granted to Jean Levy at the exercise price of $6.9375 per share; and on February 1, 1997, 1,000 shares were granted to

Francois Heilbronn, and 4,000 shares were granted to Joseph A. Caccamo, all at the exercise price of $6.4375 per share.

     On March 13, 1997 and April 29, 1997, the Board of Directors of the Company adopted, subject to the approval of its stockholders, the 1997 Nonemployee Stock Option Plan (the '1997 Plan'). The purpose of the 1997 Plan is to assist the Company in attracting and retaining key directors who are responsible for continuing growth and success of the Company. The 1997 Plan is being submitted to the approval of the stockholders of the Company at the 1997 Annual Meeting (see Proposal No. 2).

     The 1997 Plan provides for the grant of nonqualified stock options to nonemployee directors to purchase an aggregate of 32,500 shares of Common Stock. Options to purchase 1,000 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date (except for Mr. Caccamo as noted above) after all the shares of the 1994 Plan have been used.

     On March 13, 1997, options to purchase 2,000 shares were granted to each of Jean Levy and Robert Bensoussan-Torres at the exercise price of $6.00 per share (the fair market value at the time of grant) under the 1994 Plan and the 1997 Plan.

     On April 29, 1997, an option to purchase 7,500 shares was granted to Mr. Caccamo at the exercise price of $5.8435 (the fair market value at the time of grant) under the 1997 Plan. This option was granted as a replacement for an option to purchase 7,500 shares of Common Stock at $ 10.50 with an expiration date of November 15, 1997, which was cancelled by the Company on April 25, 1997.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors established the Executive Compensation Committee of the Board of Directors (the 'Compensation Committee') in July 1993 to oversee all issues of executive compensation, except for the administration of the Company's stock option plans, which are administered by the stock option committee of the Board of Directors.

     In Fiscal 1996, the executive compensation committee took action by the execution of one (1) written consent in lieu of one (1) meeting. In addition, individual committee members did discuss compensation of the Company's executive officers with both the Chairman of the Board and the Chief Financial Officer. The following persons participated in discussions concerning executive compensation during Fiscal 1996, with generally the Chairman of the Board taking the initiative and recommending executive compensation levels: Jean Madar, the Chairman of the Board of Directors, Philippe Benacin, a director, President, and President of Inter Parfums, S.A., a subsidiary of the Company, Joseph A. Caccamo, a director and principal of counsel to the Company, and Russell Greenberg, an Executive Vice President, Chief Financial Officer and a director.

                        REPORT ON EXECUTIVE COMPENSATION

  General


     The Securities and Exchange Commission ('Commission') has adopted rules which require most public companies to provide detailed information regarding compensation and benefits provided to their chief executive officer and to each of the four (4) most highly compensated executive officers, other than the chief executive officer, whose annual base salary and bonus compensation was in excess of $100,000. The executive officers of the Company being discussed for Fiscal 1996 are: Jean Madar, Philippe Benacin, Russell Greenberg, Bruce Elbilia, Wayne
C. Hamerling and Terrence Augenbraun. Mr. Benacin was the Chief Executive Officer for Fiscal 1996, and Mr. Madar became the Chief Executive Officer in January 1997, with Mr. Benacin remaining the President of the Company and Inter Parfums. Mr. Augenbraun left the employ of the Company in January 1997.

     Executive compensation packages generally include a base salary, annual incentives tied to individual performance and long term incentives tied to the performance of the Company. In addition, the Company provides a comprehensive medical insurance plan.

     Generally, executive officers have their compensation reviewed annually.

  Base Salary

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive market place for executive talent. Base salaries for executive officers are reviewed on an annual basis, including those subject to contractual adjustments, and adjustments are determined by evaluating the performance of the Company and of each executive officer, as well as whether nature of the responsibilities of the executive has changed.

     Mr. Benacin, the Chief Executive of the Company for Fiscal 1996 and the President of Inter Parfums Holding S.A., the Company's direct French subsidiary, and President of Inter Parfums, S.A., the Company's indirect, operating French subsidiary, is also the President of the Company. Mr. Benacin's base compensation is paid to him in French francs by the Company's French operating subsidiary, and has been determined in accordance with the terms of his employment agreement executed in November 1991. The amount of his base compensation has remained constant; however, when converted to United States dollars, such compensation has decreased as the result of fluctuations in currency exchange rates. As of January 1, 1994 when Mr. Benacin became President of the Company, Mr. Madar became the Director General of Inter Parfums.

     In Fiscal 1996 the base salary of Jean Madar was $210,700, which was paid from Inter Parfums, the Company's operating French subsidiary. Previously, the Chief Executive of the Company based in New York City, during Fiscal 1996 Mr. Madar was the Managing Director of Inter Parfums based in Paris. In fiscal year ended December 31, 1994 ('Fiscal 1994') Mr. Madar reduced his base salary from $230,800 in fiscal 1993 to $133,250, because he was going to spend substantially more time in Paris than in New York, and his financial needs in Paris would be substantially less than that in New York City for Fiscal 1995. The Compensation Committee was advised that the French operating subsidiary increased the base salary of Mr. Madar from $133,250 to $175,800 in Fiscal 1995 and from $175,800 to $210,700 in Fiscal 1996 to partially offset the voluntary decrease previously taken.


     In Fiscal 1996, Mr. Greenberg, the Chief Financial Officer, had his base salary increased to $200,000 from $182,500. The Compensation Committee believes that the increase of $17,500 or 9.6% was based upon the recommendation of the Chairman of the Board as to his satisfaction with the job performance of Mr. Greenberg.

     In Fiscal 1996, Neither Mr. Elbilia, the executive in charge of export sales for the Company's United States operations, Mr. Hamerling, the executive in charge of wholesale sales, nor Mr. Augenbraun, the executive officer in charge of marketing name brand fragrances and cosmetics for the Company's domestic operations, received any increase in base salary, and such annual base salaries remained at $168,000, $157,004 and 165,804, respectively.

     The base salary of Mr. Augenbraun, as well as his other remuneration, had been negotiated in Fiscal 1994 in an arms' length negotiation prior to the time he commenced working for the Company. Mr. Augenbraun, who has approximately 35 years experience in the industry, was responsible for marketing name brand fragrances and cosmetics such as Prince Matchabelli, Cutex, and Maybeline products, and was previously the Vice President, Marketing at Chesebrough-Ponds, where for the last two (2) years prior to joining the Company his aggregate compensation was in excess of $400,000 per annum.

     During Fiscal 1994, the Compensation Committee had approved the compensation package negotiated with Mr. Augenbraun, which would consist of a base salary of $166,000, bonus of $85,000, commissions equal to $100,000 per annum (based upon internal sales estimates) and options to purchase 10,000 shares at the fair market value. For Fiscal 1996 and Fiscal 1995, no increase in base or other compensation was awarded to Mr. Augenbraun. Mr. Augenbraun left the employ of the Company in January 1997.

     After a thorough review, the Chairman of the Board determined that the base salary paid to such executives was fair in the view of their responsibilities, length of service to the Company, performance and compensation levels to peers, as to which the Compensation Committee concurs.

  Annual Incentives

     Messrs. Elbilia and Hamerling have their annual incentives tied to sales, which is directly related to the efficacy and productivity of their areas of responsibility, export sales and wholesale sales, respectively. The predicates for the determination and payment of selling commissions to Messrs. Elbilia and Hamerling were determined in accordance with internal sales and budget projections. Messrs. Elbilia and Hamerling received, in Fiscal 1996, $58,994 and $70,067, respectively, in sales commissions. Mr. Augenbraun received sales commissions equal to $100,000 based upon the compensation package negotiated in 1994, as discussed above.

  Long Term Incentives

     The long term incentives are geared towards linking benefits to corporate performance through the grant of stock options. All options are granted with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant, and terminate on or shortly after severance of the relationship between the Company and the executive. Unless the market price of the Company's Common Stock increases, corporate executives have will no tangible benefit. Thus, they are provided with the extra incentive to increase individual performance with the ultimate goal of increased overall Company performance. Enhanced executive incentives which result in increased corporate performance tend to build company loyalty.

     In Fiscal 1996, each of Messrs. Madar and Benacin were awarded options to purchase 33,500 shares of Common Stock at the fair market value at the time of grant. The aggregate 'potential unrealized value' of such options, calculated in accordance with the rules of the Commission (see the chart entitled 'Options Grants in Last Fiscal Year,' supra) is approximately $60,160 to $132,939. Such potential rewards are a powerful incentive for increased individual performance, and ultimately increased Company performance. In view of the fact that the two
(2) persons most responsible for the Company's operations are Messrs. Madar and Benacin, the Compensation Committee believes such incentives to be fair to both Messrs. Madar and Benacin and to the Company's stockholders.

     In Fiscal 1996 each of Messrs. Elbilia, Hamerling and Greenberg were awarded options to purchase 6,000 shares of Common Stock at the fair market value at the time of grant. The number of shares for which options were granted was recommend by the Chairman of the Board. Thus, a portion of their compensation was contingent on the success of the Company, and in view of the performance of the Company as a whole and each of the executives individually during Fiscal 1996, the Compensation Committee believes such incentives are fair to both the executives and to the Company's stockholders. Mr. Augenbraun did not receive any grant of options for Fiscal 1996.

  Conclusion

     The Compensation Committee believes that its present policies to date, with its emphasis on rewarding performance, has served to focus the efforts of the Company's executives on the attainment of a high rate of growth and profitability for the Company, which management believes will result in a substantial increase in value to the Company's stockholders.

                                                              Francois Heilbronn
                                                               Joseph A. Caccamo
                                                                   and Jean Levy

                               PERFORMANCE GRAPH

     The following graph compares the performance for the periods indicated in the graph of the Company's Common Stock with the performance of the Nasdaq Market Index and the average performance of a group of the Company's peer corporations consisting of: Advantage Life Products, Alberto-Culver (Class B shares), Alfin, Inc., Aloette Cosmetics Inc., American Safety Razor Co., Applewoods, Inc., Avon Products Inc., Beauticontrol Cosmetics, Carson, Inc., CCA Industries, Inc., Chromatics Color Science, Cosmetic Group USA, Inc., Del Laboratories Inc., Dep Corp., Dial Corp., the Company, Erox Corp., Estee Lauder Cosmetics, Inc., French Fragrances, Inc., Gillette Co., Guest Supply Inc., The Lamaur Corporation, Nutramax Products Inc., Parlux Fragrances Inc., Revlon, Inc., Stephan Co., Styling Technology Corp. and Tristar Corp. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at the beginning of the period indicated in the graph, and that all dividends were reinvested.

                    COMPARISON OF CUMULATIVE TOTAL RETURN
                 OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                               ---------------FISCAL YEAR ENDING---------------
COMPANY                        1991   1992     1993     1994     1995     1996

JEAN PHILIPPE FRAGRANCES       100   180.63   178.83   108.38   117.41    93.93
INDUSTRY INDEX                 100   106.10   106.68   132.21   182.31   272.34
BROAD MARKET                   100   100.98   121.13   127.17   164.96   204.98



                    ASSUMES $100 INVESTED ON JAN. 1, 1992
                         ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 1996

CERTAIN TRANSACTIONS

  Transactions with French Subsidiaries

     In July 1994 the Company, through its subsidiary, Inter Parfums, acquired the outstanding capital stock of Parfums Jean Desprez, and its wholly-owned subsidiary, Jean Desprez, S.A. for approximately $3.1 million in excess of the tangible assets of the companies acquired.

     The acquisition was funded by Jean Philippe, and was carried as an advance to its direct French subsidiary, IP Holding, and was due and payable on July 12, 1999, together with interest at seven percent (7%) per annum on the unpaid principal balance, payable quarterly in arrears, to the date of payment of the principal balance. IP Holding has in turn advanced such funds to Inter Parfums, which are repayable to IP Holding in ten (10) years together with interest at seven percent (7%) per annum. In addition, subject to compliance with applicable French regulatory requirements, the advance is convertible at the option of IP Holding into additional shares of common stock of Inter Parfums at the rate of 86 French francs per share.

     Subsequent to the closing of the sale of the Bal a Versailles and Revolution a Versailles assets in March 1996 IP Holdings repaid the sum of $1.580 million to Jean Philippe Fragrances in partial satisfaction of the aforementioned loan. The balance was contributed to the capital of IP Holdings.

     In connection with the acquisitions by Inter Parfums of the world-wide rights under the Burberrys License Agreement and the Brosseau License Agreement, Jean Philippe guaranteed the obligations of Inter Parfums under the Burberrys License Agreement and the distribution agreement for Ombre Rose fragrances.

     Jean Philippe and Elite have guaranteed the obligations of IP Holdings and Inter Parfums to Republic National Bank of New York (France).

  Loans to Directors

     In February 1996 the Company made a short term loan in the sum of $400,000 to Jean Madar, the Chairman of the Board, together with interest at the rate of five (5%) percent per annum, and the principal amount of such loan was repaid in two (2) weeks, together with interest of $770.

     On August 20, 1995 the Company made a bridge loan in the amount of $175,000 to Russell Greenberg, the Chief Financial Officer and a Director, in connection with the sale of his residence and purchase of a new residence, with interest at the rate of four (4%) percent per annum. The sum of $145,000 was repaid four (4) days later. The balance of the loan is repayable $400 per month and prepayable out of the proceeds of any sale of shares of Common Stock of the Company by Mr. Greenberg. As of March 31, 1997, the balance of the loan was $23,700.

  Repurchase of Shares from Officers and Directors

     In October 1996 Philippe Benacin, the President and a Director, exercised a nonqualified stock option to purchase 18,000 shares at $4.217 per share. In connection with the Company's stock repurchase program, the Company purchased such shares at $7.125 per share, the fair market value at the time of the purchase.

     In connection with the Company's stock repurchase program in December 1996, the Company purchased from Jean Madar, the Chief Executive Officer and a Director, 100,000 shares at $6.875 per share and 30,000 shares at $6.50 per share, the fair market value at the time of the purchase.

  Remuneration of Counsel

     Joseph A. Caccamo, a director of the Company, is the general counsel to the Company. Mr. Caccamo and his predecessor firm were paid an aggregate of $94,291 in legal fees and for reimbursement of disbursements incurred on behalf of the Company during Fiscal 1996, and Mr. Caccamo presently receives a monthly retainer of $7,500 together with reimbursement for expenses. Mr. Caccamo receives $500 for each board meeting at which he participates.

     On February 1, 1997 in accordance with the terms of the 1994 Plan, Mr. Caccamo was granted an option with a term of five (5) years to purchase 4,000 shares at $6.4375 per share, the fair market value at the time of grant.

     On April 29, 1997, an option to purchase 7,500 shares was granted to Mr. Caccamo at the exercise price of $5.8435 (the fair market value at the time of grant) under the 1997 Plan. This option was granted as a replacement for an option to purchase 7,500 shares of Common Stock at $ 10.50 with an expiration date of November 15, 1997, which was cancelled by the Company on April 25, 1997.

                                PROPOSAL NO. 2:
                        PROPOSAL TO ADOPT THE COMPANY'S
                  1997 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

GENERAL

     On March 13, 1997 and April 29, 1997, the Board of Directors of the Company adopted, subject to the approval of its stockholders, the 1997 Nonemployee Stock Option Plan (the '1997 Director Plan'), a copy of which is included as Exhibit A to this Proxy Statement.

     Thus, the 1997 Director Plan, in addition to the Company's existing 1994 Nonemployee Director Stock Option Plan ('1994 Plan'), permits the Corporation to attract and retain the services of experienced and knowledgeable Nonemployee Directors for the benefit of the Corporation and its shareholders and to provide additional incentive for such Nonemployee Directors to continue to work for the best interests of the Corporation and its shareholders through continuing ownership of its Common Stock.

     If the 1997 Director Plan is not approved by the stockholders of the Company at the Annual Meeting, it and all options granted thereunder prior thereto will terminate. Accordingly, the Board of Directors unanimously recommends that stockholders approve the 1997 Director Plan.

SHARES SUBJECT TO THE 1997 DIRECTOR PLAN


     The 1997 Director Plan provides for grants of nonqualified stock options to nonemployee directors to purchase an aggregate of 32,500 shares of the Company's Common Stock (the 'Common Stock'). Shares underlying options previously granted that expire or are cancelled unexercised will be available for grant under the 1997 Director Plan.

ADMINISTRATION

     The 1997 Director Plan is to be self-executing. However, to the extent permitted therein, the 1997 Director Plan will be administered by a committee of two (2) or more Nonemployee Directors (the 'Committee') of the Board of Directors of the Corporation (the 'Board') appointed by the Board. The Committee will, subject to the express provisions of the 1997 Director Plan, have the power to interpret the 1997 Director Plan; correct any defect, supply any omission or reconcile any inconsistency in the 1997 Director Plan; prescribe, amend and rescind rules and regulations relating to the 1997 Director Plan; and make all other determinations necessary or advisable for the administration of the 1997 Director Plan.

OPTION GRANTS AND OUTSTANDING OPTIONS

     Each individual who subsequent to March 13, 1997 becomes a Nonemployee Director, shall on the date of his initial election or appointment to the Board be granted an option to purchase 1,000 shares of Common Stock in addition to the grant of 1,000 shares which such person is entitled to receive under the 1994 Plan. Upon the earlier of the absence of the availability of shares of Common Stock for grant under the 1994 Plan, or the expiration or termination of the 1994 Plan, each individual who subsequent to March 13, 1997 becomes a Nonemployee Director shall on the date of his initial election or appointment to the Board be granted an option to purchase 2,000 shares of Common Stock under this Plan.

     Upon the earlier of the absence of the availability of shares of Common Stock for grant under the 1994 Plan, or the expiration or termination of the 1994 Plan, each Nonemployee Director other than Joseph A. Caccamo, shall be granted an option to purchase 1,000 shares of Common Stock commencing on the next February 1st, and each succeeding February 1st throughout the term of this Plan for so long as he is a Nonemployee Director. In lieu of grants of options to purchase 1,000 shares, Joseph A. Caccamo shall be granted options to purchase 4,000 shares hereunder for as long has he is a Nonemployee Director. Notwithstanding the foregoing, no option shall be granted on such February 1st grant date to any Nonemployee Director who first becomes a Nonemployee Director within six (6) months prior to such February 1st grant date.

     Jean Levy, a Nonemployee Director, was granted an option to purchase 2,000 shares of Common Stock at $6.00 per share, effective as of March 13, 1997. Robert Bensoussan-Torres, who became a Nonemployee Directors on March 13, 1997, was granted an option to purchase 1,000 shares of Common Stock at $6.00 per share, effective as of such date. The aforementioned grant to Robert Bensoussan-Torres is in addition to the grant of 1,000 shares which Mr. Bensoussan-Torres is entitled to receive under the 1994 Plan for calendar year

1997. Joseph A. Caccamo, a Nonemployee Director, was granted an option to purchase 7,500 shares of Common Stock at $5.8435, effective as of April 29, 1997, as a replacement for an option to purchase 7,500 shares of Common Stock at $10.50 with an expiration date of November 15, 1997, which was cancelled by the Corporation on April 25, 1997.

     All such options are exercisable for a five (5) year period. Such options are not exercisable unless and until the 1997 Director Plan is ratified by the stockholders. If the 1997 Director Plan is not so ratified, then those options will be cancelled.

TERMS AND CONDITIONS OF OPTIONS

     The term of each option to be granted under the 1997 Director Plan will have a term of five (5) years, except that such terms may be for a shorter period in certain instances.

     If a Nonemployee Director to whom an option has been granted under the 1997 Director Plan ceases to serve on the Board, otherwise than by reason of death or disability, then such option may be exercised (to the extent that the Nonemployee Director was entitled to do so at the time of cessation of service) at any time within three (3) months after such cessation of service, but in no event after the original expiration date.

     If a Nonemployee Director to whom an option has been granted under the 1997 Director Plan ceases to serve on the Board by reason of disability, the then remaining unexercised portion of the option may be exercised in whole or in part by the Nonemployee Director at any time within one (1) year after such disability, but in no event after the original expiration date.

     If a Nonemployee Director to whom an option has been granted under the 1997 Director Plan dies while he is serving on the Board or within three (3) months after ceasing to serve as a member of the Board, then such option may be exercised by the legatee or legatees of such option under the Nonemployee Director's last will, or by his personal representatives or distributee, at any time within one (1) year after his death, but in no event after the date on which, except for such death, the option would otherwise expire.

OPTION CONTRACTS

     Each option is evidenced by a written contract between the Company and the Nonemployee Director receiving the grant, and provides that the exercise price will be equal to one hundred percent (100%) of the fair market value of the Common Stock on the date the options were granted.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

     Appropriate adjustments shall be made in the number and kind of shares available under the 1997 Director Plan, in the number and kind of shares subject to each outstanding option and in the exercise prices thereof in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like.

DURATION AND AMENDMENT OF THE 1997 DIRECTOR PLAN

     No options may be granted under the Plan after February 28, 2007. Options outstanding on or prior to such date shall, however, in all respects continue subject to the Plan.

     The Committee may amend, suspend or terminate the 1997 Director Plan or any portion thereof at any time but may not, without the approval of the Company's shareholders within twelve (12) months before or after the date of adoption of any such amendment or amendments, make any alteration or amendment thereof which
(a) makes any change in the class of eligible participants; (b) increases the total number of shares of Common Stock for which options may be granted under the 1997 Director Plan except in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like; (c) extend the term of the 1997 Director Plan or the maximum option period provided under the 1997 Director Plan; (d) decreases the option price; or (e) materially increases the benefits accruing to participants under the 1997 Director Plan. Except as to comply with changes in the Internal Revenue Code, Employee Retirement Income Security Act or the rules thereunder, the 1997 Director Plan cannot be amended more than once every six (6) months.

FEDERAL INCOME TAX TREATMENT

     The following is a general summary of the federal income tax consequences under current tax law of nonqualified stock options. It does not purport to cover all of the special rules, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

     An optionee will not recognize taxable income for federal income tax purposes upon the grant of a nonqualified stock option.

     Upon the exercise of a nonqualified stock option, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company is generally entitled to a deduction for such amount of the date of exercise so long as the Company properly withholds income taxes thereon. If the optionee later sells shares acquired pursuant to the nonqualified stock option, he or she will recognize long-term or short-term capital gain or loss. Net capital gains (net long term less net short term gains) are taxed at the 28% marginal rate, whereas ordinary income can be taxed at 36% and 39.6% marginal rates.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the passage of this proposal. If the 1997 Director Plan is not approved by the stockholders at the Annual Meeting, it, and any options granted thereunder prior to the Annual Meeting will terminate.

                                PROPOSAL NO. 3:
                          RATIFICATION OF SELECTION OF
              RICHARD A. EISNER & COMPANY AS INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Richard A. Eisner & Company, independent certified public accountants, to audit the accounts for the Company the for fiscal year ending December 31, 1997 ('Fiscal 1997'). The firm of Richard A. Eisner & Company has audited the Company's financial statements since 1991. The Company is advised that neither that firm nor any of its partners has any material direct or indirect relationship with the Company. The Board of Directors considers Richard A. Eisner & Company to be well qualified for the function of serving as the Company's auditors. The Delaware General Corporation Law does not require the approval of the selection of auditors by the Company's stockholders, but in view of the importance of the financial statement to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, then the Board of Directors will consider the selection of other auditors. The Board of Directors recommends that you vote in favor of the above proposal in view of the familiarity of Richard A. Eisner & Company with the Company's financial and other affairs due to its previous service as auditors for the Company.

     A representative of Richard A. Eisner & Company is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

     Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the ratification of the selection by the Board of Directors of Richard A. Eisner & Company as the Company's independent certified public accountants for Fiscal 1997.

                            STOCKHOLDERS' PROPOSALS

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of stockholders must be received in writing, by the President of the Company at its offices by April 3, 1998, in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

                                              By Order of the Board of Directors

                                                              Henry E. Dominitz,
                                                                       Secretary

                                                                       EXHIBIT A

                         JEAN PHILIPPE FRAGRANCES, INC.
                           1997 NONEMPLOYEE DIRECTOR
                               STOCK OPTION PLAN

     1. Purpose of the Plan. The purpose of this 1997 Nonemployee Director Stock Option Plan (the 'Plan') of Jean Philippe Fragrances, Inc., a Delaware corporation (the 'Corporation'), is to make available shares of the Common Stock, par value $.001 per share, of the Corporation (the 'Common Stock') for purchase by directors of the Corporation who are not employees of the Corporation, or any parent or subsidiary thereof ('Nonemployee Directors'). Thus, the Plan, in addition to the Company's existing 1994 Nonemployee Director Stock Option Plan ('1994 Plan'), permits the Corporation to attract and retain the services of experienced and knowledgeable Nonemployee Directors for the benefit of the Corporation and its shareholders and to provide additional incentive for such Nonemployee Directors to continue to work for the best interests of the Corporation and its shareholders through continuing ownership of its Common Stock.

     2. Stock Subject to the Plan. Subject to the provisions of Article 10, the total number of shares of Common Stock which may be subject to options under the Plan shall not exceed 32,500, whether authorized but unissued shares, or shares which shall have been purchased or acquired by the Corporation for this or any other purpose. Such shares are from time to time to be allotted for option and sale to Nonemployee Directors in accordance with the Plan. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares not so purchased thereby shall again be available for the purposes of the Plan.

     3. Administration of the Plan. The Plan shall be self-executing. However, to the extent permitted herein, the Plan shall be administered by a committee of two (2) or more Nonemployee Directors (the 'Committee') of the Board of Directors of the Corporation (the 'Board') appointed by the Board. The Committee shall, subject to the express provisions of the Plan, have the power to interpret the Plan; correct any defect, supply any omission or reconcile any inconsistency in the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; and make all other determinations necessary or advisable for the administration of the Plan. The determination of the Committee on the matters referred to in this Article 3 shall be conclusive.

     4. Eligibility; Grants.

     (a) Nonemployee Directors shall not include directors who are also employees of the Corporation or any parent or subsidiary thereof, but shall include directors of the Corporation who are providing services such as business, financial, legal or investment banking services, to, for, or on behalf of the Corporation or any parent or subsidiary thereof, in return for remuneration, directly or indirectly through one or more entities.

     (b) Jean Levy, a Nonemployee Director, shall be granted an option to purchase 2,000 shares of Common Stock at $6.00 per share, effective as of March

13, 1997. Robert Bensoussan-Torres, who became a Nonemployee Director on March 13, 1997, shall be granted an option to purchase 1,000 share of Common Stock at $6.00 per share, effective as of such date. The aforementioned grant to Robert Bensoussan-Torres is in addition to the grant of 1,000 shares which Mr. Bensoussan-Torres is entitled to receive under the 1994 Plan for calendar year 1997. Joseph A. Caccamo, a Nonemployee Director, shall be granted an option to purchase 7,500 shares of Common Stock at $5.8435, effective as of April 29, 1997, as a replacement for an option to purchase 7,500 shares of Common Stock at $ 10.50 with an expiration date of November 15, 1997, which was cancelled by the Corporation on April 25, 1997.

     (c) Each individual who subsequent to March 13, 1997 becomes a Nonemployee Director, shall on the date of his initial election or appointment to the Board be granted an option to purchase 1,000 shares of Common Stock in addition to the grant of 1,000 shares which such person is entitled to receive under the 1994 Plan. Upon the earlier of the absence of the availability of shares of Common Stock for grant under the 1994 Plan, or the expiration or termination of the 1994 Plan, each individual who subsequent to March 13, 1997 becomes a Nonemployee Director shall on the date of his initial election or appointment to the Board be granted an option to purchase 2,000 shares of Common Stock under this Plan.

     (d) Upon the earlier of the absence of the availability of shares of Common Stock for grant under the 1994 Plan, or the expiration or termination of the 1994 Plan, each Nonemployee Director other than Joseph A. Caccamo, shall be granted an option to purchase 1,000 shares of Common Stock commencing on the next February 1st, and each succeeding February 1st throughout the term of this Plan for so long as he is a Nonemployee Director. In lieu of grants of options to purchase 1,000 shares, Joseph A. Caccamo shall be granted options to purchase 4,000 shares hereunder for as long as he is a Nonemployee Director. Notwithstanding the foregoing, no option shall be granted on such February 1st grant date to any Nonemployee Director who first becomes a Nonemployee Director within six (6) months prior to such February 1st grant date.

     (e) If a sufficient number of shares of Common Stock reserved for issuance upon proper exercise of options to be granted to Nonemployee Directors on the February 1st grant date does not exist, then the aggregate remaining number of shares shall be prorated equally among options to be granted to all Nonemployee Directors at such February 1st grant date, and options shall be granted to purchase such reduced number of shares.

     5. Option Price; Fair Market Value.

     (a) The price at which shares of the Common Stock may be purchased pursuant to options granted under the Plan shall be equal to one hundred percent (100%) of the fair market value of the Common Stock on the date an option is granted.

     (b) The fair market value of the Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average between the high and low sales prices of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange; (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock

Market ('NASDAQ'), and (i) if actual sales price information is available with respect to the Common Stock, then the average between the high and low sales prices of the Common Stock on such day on NASDAQ, or (ii) if such information is not available, then the average between the highest bid and lowest asked prices for the Common Stock on such day on NASDAQ; or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, then the average between the highest bid and lowest asked prices for the Common Stock on such day as reported by National Quotation Bureau, Incorporated or a comparable service; provided that if clauses (a), (b) and (c) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, then the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Committee shall be conclusive in determining the fair market value of the stock.

     6. Term of Each Option. The term of each option shall be five (5) years or such shorter period as is prescribed in Article 9 hereof.

     7. Exercise of Option.

     (a) Subject to the provisions of Articles 9 and 14, options granted hereunder shall be exercisable immediately; provided, that options shall not be exercisable at any time in an amount less than 100 shares (or the remaining shares then covered by and purchasable under the option if less than 100 shares), or for a fraction of a share.

     (b) The purchase price of the shares as to which an option shall be exercised shall be paid in full at the time of exercise in cash, by certified check or wire transfer of funds through the Federal Reserve System.

     8. Non-Transferability of Options. No option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, Title I of the Employee Retirement Income Security Act and the rules thereunder, and an option may be exercised, during the lifetime of the holder thereof, only by him.

     9. Termination of Services on the Board of Directors.

     (a) If a Nonemployee Director to whom an option has been granted under the Plan shall cease to serve on the Board, otherwise than by reason of death or disability (as that term is defined in paragraph (d) of this Article 9), then such option may be exercised (to the extent that the Nonemployee Director was entitled to do so at the time of cessation of service) at any time within three
(3) months after such cessation of service but not thereafter, and in no event after the date on which, except for such cessation of service, the option would otherwise expire.

     (b) If a Nonemployee Director to whom an option has been granted under the Plan shall cease to serve on the Board by reason of disability, then the remaining unexercised portion of the option may be exercised in whole or in part by the Nonemployee Director (notwithstanding that the option had not yet become exercisable with respect to all or part of such shares at the date of disability) at any time within one (1) year after such disability but not thereafter, and in no event after the date on which, except for such disability, the option would otherwise expire.

     (c) If a Nonemployee Director to whom an option has been granted under the Plan shall die (i) while he is serving on the Board, or (ii) within three (3) months after cessation of service on the Board, then such option may be exercised by the legatee or legatees of such option under the Nonemployee Director's last will, or by his personal representatives or distributee, at any time within one (1) year after his death, but in no event after the date on which, except for such death, the option would otherwise expire.

     (d) For the purpose of this Article 9, 'disability' shall mean permanent mental or physical disability as determined by the Committee.

     10. Adjustment of and Changes in Common Stock.

     (a) If the outstanding shares of the Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of Shares or securities of the Corporation through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or the like, an appropriate and proportionate adjustment shall be made in the number and kind of securities receivable upon the exercise of an option, without change in the total price applicable to the unexercised portion of this option but with a corresponding adjustment in the price for each unit of any security covered by such option.

     (b) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, or upon the sale of substantially all of the assets of the Corporation, the Committee shall provide in writing in connection with such transaction for one or more of the following alternatives, separately or in combination: (i) the assumption by the successor entity of the options theretofore granted or the substitution by such entity for such options of new options covering the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (ii) the continuance of such option agreements by such successor entity in which such options shall remain in full force and effect under the terms so provided.

     (c) Any adjustments under this Article 10 shall be made by the Committee, whose good faith determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     11. Compliance with Securities Laws. As a condition to the exercise of any option, either (a) a Registration Statement under the Securities Act of 1933, as amended, or any succeeding act (collectively, the 'Act'), with respect to its underlying shares shall be effective at the time of exercise of the option or
(b) in the opinion of counsel to the Corporation, there shall be an exemption from registration under the Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Corporation to register shares subject to the Plan or any option under the Act. Each opinion shall be subject to the further requirement that if, in the opinion of counsel to the Corporation, the listing or qualification of the shares of Common Stocks subject to such option on any securities exchange, National Securities Association or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the exercise of such option or the issue of shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions requiring the Corporation to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction wherein it has not already done so and free of any other conditions not customarily imposed by a securities exchange, law or governmental regulatory body in connection with such listing, qualification, consent or approval.

     12. Amendment and Termination. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time but may not, without the approval of the Corporation's shareholders within twelve (12) months before or after the date of adoption of any such amendment or amendments, make any alteration or amendment thereof which (a) makes any change in the class of eligible participants as determined in accordance with Article 4 hereof; (b) increases the total number of shares of Common Stock for which options may be granted under the Plan except as provided in Article 10 hereof; (c) extends the term of the Plan or the maximum option period provided under the Plan; (d) decreases the option price provided in Article 5 hereof; or (e) materially increases the benefits accruing to participants under the Plan. Notwithstanding anything to the contrary contained herein, the Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, Employee Retirement Income Security Act or the rules thereunder.

     13. Duties of the Corporation. The Corporation shall, at all times during the term of each option, reserve and keep available for issuance or delivery such number of shares of Common Stock as will be sufficient to satisfy the requirements of all options at the time outstanding, shall pay all original issue taxes with respect to the issuance or delivery of shares pursuant to the exercise of such options and all other fees and expenses necessarily incurred by the Corporation in connection therewith.

     14. Term; Effective Period. The Plan shall become effective on March 13, 1997, the date of its adoption by the Board of Directors (as amended by the Board of Directors on April 29, 1997), subject to

     (a) approval by the holders of a majority of shares of the Corporation's capital stock outstanding and entitled to vote thereon at the next meeting of its shareholders, or the written consent of the holders of a majority of shares that would have been entitled to vote thereon, and no options granted hereunder may be exercised prior to such approval, provided that, the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval; and

     (b) notification of the adoption of the Plan to the Nasdaq Stock Market by the filing of the appropriate documents, forms and exhibits, and no options granted hereunder may be exercised prior to fifteen (15) days after such filing, provided that, the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such filing.

     (c) No options may be granted under the Plan after February 28, 2007. Options outstanding on or prior to such date shall, however, in all respects continue subject to the Plan.

                         JEAN PHILIPPE FRAGRANCES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jean Madar and Philippe Benacin as proxies (the 'Proxies'), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Jean Philippe Fragrances, Inc. (the 'Company') held of record by the undersigned on June 26, 1997 at the Annual Meeting of stockholders to be held at 551 Fifth Avenue, New York, New York 10176, August 1, 1997 at 10:00 A.M. New York City time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

PLEASE MARK BOXES / / IN BLUE OR BLACK INK.

1. Election of seven (7) directors: Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn, Joseph A. Caccamo, Jean Levy and Robert Bensoussan-Torres
   (MARK ONLY ONE OF THE TWO BOXES FOR THIS ITEM)

           / / VOTE FOR all nominees named above                  (OR)              / / VOTE WITHHELD as to all nominees named
               except those who may be named on this                                    above.
               line:

2. Proposal to adopt the Company's 1997 Nonemployee Director Stock Option Plan:

                     FOR / /    AGAINST / /    ABSTAIN / /

3. Proposal to ratify appointment of Richard A. Eisner & Company as the Company's independent certified public accountants:

                     FOR / /    AGAINST / /    ABSTAIN / /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted 'FOR' Proposals 1, 2 and 3.
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                                              Dated: _____________________, 1997

                                              X ________________________________
                                                          Signature

                                              X ________________________________
                                                        Print Name(s)

                                              X ________________________________
                                                  Signature, if held jointly


                                              PLEASE SIGN EXACTLY AS NAME
                                              APPEARS HEREON. WHEN SHARES ARE
                                              HELD BY JOINT TENANTS, BOTH SHOULD
                                              SIGN. WHEN SIGNING AS ATTORNEY OR
                                              EXECUTOR, ADMINISTRATOR, TRUSTEE
                                              OR GUARDIAN, PLEASE GIVE FULL
                                              TITLE AS SUCH. IF A CORPORATION,
                                              PLEASE SIGN IN FULL CORPORATE NAME
                                              BY PRESIDENT OR OTHER AUTHORIZED
                                              OFFICER. IF A PARTNERSHIP, PLEASE
                                              SIGN IN PARTNERSHIP NAME BY
                                              AUTHORIZED PERSON.